UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):          October 25, 2004
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                             AGU ENTERTAINMENT CORP.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

          005-79752                                 84-1557072
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  (Commission File Number)               (IRS Employer Identification No.)


11077 Biscayne Blvd., Suite 100, Miami, Florida                    33161
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   (Address of Principal Executive Offices)                     (Zip Code)

                                 (305) 899-6100
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            On October 25, 2004, the Company entered into the Amendment to Agreement for Purchase and Sale with Charley Zeches, in her capacity as trustee of Lakes Holding Trust U/A dated July 27 (the "Seller"), pursuant to which the parties amended certain terms and conditions of the Agreement for Purchase and Sale entered into on September 14, 2004 relating to the real property located at 3200 West Oakland Park Boulevard, Lauderdale Lakes, Florida (the "Real Property"). The amended terms and conditions are set forth below.

            The material terms of the Amendment to Agreement for Purchase and Sale are as follows:

      o the closing date was extended from October 25, 2004 to November 30, 2004;

      o the Company and Seller instructed the release of the escrow deposit in the amount of $100,000;

      o the 250,000 shares of the Company's common stock to be delivered at closing as a potion of the aggregate purchase price of Eight Million Five Hundred Dollars ($8,500,000) under the terms of the original Agreement for Purchase for Sale will be issued, transferred and delivered to Seller on October 25, 2004 in reliance on Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the terms and conditions of a stock purchase agreement acceptable to the Company and will constitute an additional non-refundable deposit paid by the Company to Seller;

      o in addition to the aggregate purchase price, the Company will issue, transfer and deliver to Seller 25,000 shares of the Company's common stock on October 25, 2004 or as soon as practicable thereafter in reliance on Regulation D under the Securities Act, which shares shall (i) be issued pursuant to the terms and conditions of a stock purchase agreement acceptable to the Company, (ii) include piggyback registration rights and (iii) constitute an additional non-refundable deposit paid by the Company to Seller;

      o in addition to the aggregate purchase price, the Company will issue, transfer and deliver to AUW, Inc., which assisted the Company and Seller in connection with the sale and purchase of the Real Property, 25,000 shares of the Company's common stock on October 25, 2004 or as soon as practicable thereafter in reliance on Regulation D under the Securities Act, which shares shall (i) be issued pursuant to the terms and conditions of a stock purchase agreement acceptable to the Company, (ii) include piggyback registration rights, and (iii) constitute an additional non-refundable deposit paid by the Company to Seller;

      o Seller will provide AUW, Inc. an office (free of charge as to rent only) in the Building (as defined in the Agreement for Purchase and
            Sale) through November 30, 2005;

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

      o in addition to the aggregate purchase price, the Company will make the following payments to Seller in consideration of the extension of the closing date: (i) Fifty Thousand Dollars ($50,000) on October 29, 2004, upon Seller's receipt of which the Company shall have a non-exclusive, revocable license to operate a production studio in the Building, which license shall terminate on November 30, 2005 to the extent that no closing occurs on or before such date; and (ii) Twenty-Two Thousand Five Hundred Dollars ($22,500) on November 10, 2004; and

      o the Company will be solely responsible for any and all costs and expenses due in connection with any use of the Real Property, which such payments shall not be credited against the aggregate purchase price.


ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

            See Item 1.01 "Entry into a Material Definitive Agreement" above.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 29, 2004                  AGU ENTERTAINMENT CORP.


                                          By: /s/ David C. Levy
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                                             Name: David C. Levy
                                             Title: President


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